Exhibit 21.1
                                                                    ------------


SUBSIDIARIES OF THE REGISTRANT:

1.      844 Associates, a Pennsylvania limited partnership

2.      944 Associates, a Pennsylvania limited partnership

3.      1244 Associates, a Pennsylvania limited partnership

4.      1444 Associates, a Pennsylvania limited partnership

5.      MEPS Associates, a Pennsylvania limited partnership

6.      1644 Associates, a Pennsylvania limited partnership

7.      2244 Associates, a Pennsylvania limited partnership

8.      3444 Associates, a Pennsylvania limited partnership

9.      1544 Associate, a Pennsylvania limited partnership

10.     1844 Associates, a Pennsylvania limited partnership

11.     3144 Associates, a Pennsylvania limited partnership

12.     2844 Associates, a Pennsylvania limited partnership

13.     Hersha Hospitality Limited Partnership, a Virginia limited partnership

14.     3144 Associates, a Pennsylvania limited partnership

15.     5644 Duluth I Associates, a Pennsylvania limited partnership

16.     5744 Duluth II Associates, a Pennsylvania limited partnership